Exhibit 99.1

Priority Investor Inquiries:
Chris Kettmann
ckettmann@lincolnchurchilladvisors.com
(773) 497-7575

Priority Technology Holdings, Inc. Announces Third Quarter 2022 Financial Results
Strong Third Quarter Revenue and Gross Profit (Non-GAAP) Growth Across all Business Segments
ALPHARETTA, GA - November 10, 2022 -- Priority Technology Holdings, Inc. (NASDAQ: PRTH) ("Priority" or the "Company"), the platform for unified commerce that delivers integrated payments and banking at scale, today announced its third quarter 2022 financial results including strong quarter-over-quarter diversified revenue growth.
Highlights of Consolidated Results
Third Quarter 2022, Compared with Third Quarter 2021
Financial highlights of the third quarter of 2022 compared with the third quarter of 2021, are as follows:
•Revenue of $166.4 million increased 25.6% from $132.5 million.
•Gross profit (a non-GAAP measure1) of $58.5 million increased 47.4% million from $39.7 million.
•Gross profit margin (a non-GAAP measure1) of 35.1% increased 510 basis points from 30.0%.
•Operating income of $14.1 million increased 69.9% from $8.3 million.
•Adjusted EBITDA (a non-GAAP measure1) of $35.1 million increased 48.7% from $23.6 million.
1See "Non-GAAP Financial Measures" and the reconciliations of Gross Profit (non-GAAP),Gross Profit Margin (non-GAAP), and Adjusted EBITDA, to their most comparable GAAP measures provided below for additional information.

"We are pleased that our excellent third quarter results, by all financial metrics, continue to reinforce the strength of the solutions we offer our SMB, B2B and Enterprise payments partners," said Tom Priore, Chairman & CEO of Priority. "Our consistently strong performance through COVID and the current economic turmoil demonstrates the differentiation of our unified commerce platform that performs in varying business cycles and is poised to capitalize on emerging opportunities."

Full Year 2022 Financial Guidance
Priority's outlook remains strong and we are reaffirming our full-year 2022 revenue guidance while revising our adjusted EBITDA guidance for the year.
•Revenue remains forecasted to range between $650 million to $665 million, a growth rate of 26% to 29%.
•Adjusted EBITDA (a non-GAAP measure) is forecasted to range between $140 million to $145 million, a growth rate of 46% to 50%, compared to the prior forecasted range of $145 million to $150 million.
Conference Call
Priority Technology Holdings, Inc.'s leadership will host a conference call on Thursday, November 10, 2022 at 11:00 a.m. EST to discuss its third quarter 2022 financial results. Participants can access the call by phone in the U.S. or Canada at (833) 636-1319 or internationally at (412) 902-4286.
The Internet webcast link and accompanying slide presentation can be accessed at https://edge.media-server.com/mmc/p/ofqk9ouz and will also be posted in the "Investor Relations" section of the Company's website at www.prioritycommerce.com.

An audio replay of the call will be available shortly after the conference call until November 17, 2022 at 2:00 p.m. EST. To listen to the audio replay, dial (877) 344-7529 or (412) 317-0088 and enter conference ID number 1085687. Alternatively, you may access the webcast replay in the "Investor Relations" section of the Company's website at www.prioritycommerce.com.

Non-GAAP Financial Measures
This communication includes certain non-GAAP financial measures that we regularly review to evaluate our business and trends, measure our performance, prepare financial projections, allocate resources, and make strategic decisions. We believe these non-GAAP measures help to illustrate the underlying financial and business trends relating to our results of operations and comparability between current and prior periods. We also use these non-GAAP measures to establish and monitor operational goals. However, these non-GAAP measures are not superior to or a substitute for prominent measurements calculated in accordance with GAAP. Rather, the non-GAAP measures are meant to be a complement to understanding measures prepared in accordance with GAAP.

Gross Profit (non-GAAP) and Gross Profit Margin (non-GAAP)
The Company's gross profit (non-GAAP) metric represents revenues less cost of revenue (excluding depreciation and amortization). Gross profit margin (non-GAAP) is gross profit (non-GAAP) divided by revenues. We review these non-GAAP measures to evaluate our underlying profit trends. The reconciliation of gross profit (non-GAAP) to its most comparable GAAP measure is provided below:

	(in thousands)
	Three Months Ended September 30,
	2022	2021
Revenues	$166,417	$132,542
Cost of revenue (excluding depreciation and amortization)	(107,958)	(92,833)
Gross profit (non-GAAP)	58,459	39,709
Gross profit margin (non-GAAP)	35.1%	30.0%
Depreciation and amortization of revenue generating assets	(2,629)	(1,495)
Gross profit	55,830	38,214
Gross profit margin	33.5%	28.8%

EBITDA and Adjusted EBITDA

EBITDA and adjusted EBITDA are performance measures. EBITDA is earnings before interest, income tax, and depreciation and amortization expenses ("EBITDA"). Adjusted EBITDA begins with EBITDA but further excludes certain non-cash costs, such as stock-based compensation and the write-off of the carrying value of investments or other assets, as well as debt extinguishment and modification expenses and other expenses and income items considered non-recurring, such as acquisition integration expenses, certain professional fees, and litigation settlements. We review the non-GAAP adjusted EBITDA measure to evaluate our business and trends, measure our performance, prepare financial projections, allocate resources, and make strategic decisions.

The reconciliation of adjusted EBITDA to its most comparable GAAP measure is provided below:

	(in thousands)
	Three Months Ended September 30,
	2022	2021
Net income (loss)	$(792)	$(549)
Interest expense	13,412	8,155
Income tax expense	1,691	790
Depreciation and amortization	17,817	12,330
EBITDA	32,128	20,726
Selling, general and administrative (non-recurring)	760	1,901
Non-cash stock-based compensation	1,104	935
Change in the fair value of contingent consideration	1,072	—
Adjusted EBITDA	$35,064	$23,562

Further detail of certain of these adjustments, and where these items are recorded in our consolidated statements of operations, is provided below:

	(in thousands)
	Three Months Ended September 30,
	2022	2021
Selling, general and administrative expenses (non-recurring):
Certain legal fees	$199	$932
Professional, accounting and consulting fees	95	383
Other expenses	466	586
	$760	$1,901
Priority does not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for various cash and non-cash reconciling items that would be difficult to predict with reasonable accuracy. For example, stock-based compensation expense would be difficult to estimate because it depends on the Company's future hiring and retention needs, as well as the future fair market value of the Company's common stock, all of which are difficult to predict and subject to constant change. As a result, the Company does not believe that a GAAP reconciliation would provide meaningful supplemental information about the Company's outlook.

About Priority Technology Holdings, Inc.
Priority is a payments powerhouse driving the convergence of payments and banking. The company has built a single platform to collect, store, and send money that operates at scale. We help our customers take and make payments while managing business and consumer operating accounts to monetize payment networks. Our tailored, agile technology powers high-value, payments products bolstered by our industry-leading personalized support. Additional information can be found at www.prioritycommerce.com.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements identified by words such as "may," "will," "should," "anticipates," "believes," "expects," "plans," "future," "intends," "could," "estimate," "predict," "projects," "targeting," "potential" or "contingent," "guidance," "outlook" or words of similar meaning. These forward-looking statements include, but are not limited to, our 2022 outlook and statements regarding our market and growth opportunities. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking statements. Our actual results could differ materially, and potentially adversely, from those discussed or implied herein.
We caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our SEC filings, including our most recent Annual Report on Form 10-K filed with the SEC on March 17, 2022 and our Quarterly Report on Form 10-Q filed with the SEC on August 9, 2022. These filings are available online at www.sec.gov or www.prioritycommerce.com.
We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Priority Technology Holdings, Inc.
Unaudited Consolidated Statements of Operations

(in thousands, except per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues	$166,417	$132,542	$486,086	$370,853
Operating expenses
Cost of revenue (excludes depreciation and amortization)	107,958	92,833	320,187	264,527
Salary and employee benefits	16,384	11,909	48,231	31,808
Depreciation and amortization	17,817	12,330	52,675	32,123
Selling, general and administrative	10,178	7,220	27,027	22,213
Total operating expenses	152,337	124,292	448,120	350,671
Operating income	14,080	8,250	37,966	20,182
Other (expense) income
Interest expense	(13,412)	(8,155)	(37,282)	(24,608)
Debt extinguishment and modification costs	—	—	—	(8,322)
Other income, net	231	146	311	92
Total other expense, net	(13,181)	(8,009)	(36,971)	(32,838)
Income (loss) before income taxes	899	241	995	(12,656)
Income tax expense	1,691	790	1,833	49
Net loss	(792)	(549)	(838)	(12,705)
Less: Dividends and accretion attributable to redeemable senior preferred stockholders	(9,466)	(5,813)	(26,415)	(9,724)
Less: NCI preferred unit redemptions	—	—	—	(10,777)
Net loss attributable to common stockholders	$(10,258)	$(6,362)	$(27,253)	$(33,206)

Loss per common share:
Basic and diluted	$(0.13)	$(0.09)	$(0.35)	$(0.48)

Weighted-average common shares outstanding:
Basic and diluted	77,984	71,979	78,392	69,689

Priority Technology Holdings, Inc.
Unaudited Consolidated Balance Sheets

(in thousands)
	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$12,707	$20,300
Restricted cash	11,624	28,859
Accounts receivable, net of allowances	69,688	58,423
Prepaid expenses and other current assets	16,725	15,807
Current portion of notes receivable	986	272
Settlement assets and customer account balances	516,687	479,471
Total current assets	628,417	603,132
Notes receivable, less current portion	2,072	105
Property, equipment and software, net	29,773	25,233
Goodwill	365,347	365,740
Intangible assets, net	301,729	340,211
Deferred income taxes, net	12,058	8,265
Other noncurrent assets	10,353	9,256
Total assets	$1,349,749	$1,351,942
Liabilities, Redeemable Senior Preferred Stock and Stockholders' Deficit
Current liabilities:
Accounts payable and accrued expenses	$50,955	$42,523
Accrued residual commissions	32,593	29,532
Customer deposits and advance payments	3,111	5,021
Current portion of long-term debt	6,200	6,200
Settlement and customer account obligations	517,008	500,291
Total current liabilities	609,867	583,567
Long-term debt, net of current portion, discounts and debt issuance costs	593,068	604,105
Other noncurrent liabilities	13,583	18,349
Total noncurrent liabilities	606,651	622,454
Total liabilities	1,216,518	1,206,021
Redeemable senior preferred stock	225,095	210,158
Stockholders' deficit:
Preferred stock	—	—
Common stock	78	77
Additional paid-in capital	17,719	39,835
Treasury stock, at cost	(8,765)	(4,091)
Accumulated deficit	(100,896)	(100,058)
Total stockholders' deficit	(91,864)	(64,237)
Total liabilities, redeemable senior preferred stock and stockholders' deficit	$1,349,749	$1,351,942

Priority Technology Holdings, Inc.
Unaudited Consolidated Statements of Cash Flows

(in thousands)	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(838)	$(12,705)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization of assets	52,675	32,123
Stock-based compensation	4,204	2,349
Amortization of debt issuance costs and discounts	2,613	1,607
Write-off of deferred loan costs and discount	—	2,580
Deferred income tax benefit	(3,567)	(160)
PIK interest paid	—	(23,715)
Other non-cash items, net	(154)	(39)
Change in operating assets and liabilities:
Accounts receivable	(11,265)	(10,847)
Prepaid expenses and other current assets	(2,575)	(1,947)
Income taxes (receivable) payable	1,003	(1,541)
Notes receivable	569	(190)
Accounts payable and other accrued liabilities	13,711	9,192
Customer deposits and advance payments	(1,910)	713
Other assets and liabilities, net	(3,908)	13
Net cash provided by (used in) operating activities	50,558	(2,567)
Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	—	(407,129)
Additions to property, equipment and software	(11,380)	(7,530)
Notes receivable loan funding	(3,250)	—
Acquisitions of intangible assets	(6,715)	(48,219)
Other investing activities	250	—
Net cash used in investing activities	(21,095)	(462,878)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of issue discount	—	607,318
Debt issuance and modification costs paid	—	(9,073)
Repayments of long-term debt	(4,650)	(359,875)
Borrowings under revolving credit facility	23,000	30,000
Repayments of borrowings under revolving credit facility	(32,000)	—
Proceeds from the issuance of redeemable senior preferred stock, net of discount	—	219,062
Redeemable senior preferred stock issuance fees and costs	—	(8,098)
Repurchases of Common Stock and shares withheld for taxes	(4,674)	(1,023)
Dividends paid to redeemable senior preferred stockholders	(11,478)	(4,015)
Proceeds from exercise of stock options	—	1,190
Settlement and customer accounts obligations, net	25,695	396,338
Contingent consideration for business combinations and asset acquisitions	(3,992)	—
Other financing activities	—	(814)
Net cash (used in) provided by financing activities	(8,099)	871,010
Net change in cash and cash equivalents, and restricted cash:
Net increase in cash and cash equivalents, and restricted cash	21,364	405,565
Cash and cash equivalents, and restricted cash at beginning of period	518,093	88,120
Cash and cash equivalents, and restricted cash equivalents at end of period	$539,457	$493,685

(in thousands)	Nine Months Ended September 30,
	2022	2021

Reconciliation of cash and cash equivalents, and restricted cash:
Cash and cash equivalents	$12,707	$16,974
Restricted cash	11,624	17,258
Cash and cash equivalents included in settlement assets and customer account balances	515,126	459,453
Total cash and cash equivalents, and restricted cash	$539,457	$493,685

Priority Technology Holdings, Inc.
Reportable Segments' Results

(in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
SMB Payments:
Revenue	$139,892	$124,737	$412,357	$354,149
Operating expenses	126,445	110,090	372,429	311,769
Operating income	$13,447	$14,647	$39,928	$42,380
Operating margin	9.6%	11.7%	9.7%	12.0%
Depreciation and amortization	$11,040	$11,049	$32,844	$30,130
Key indicators:
Merchant bankcard processing dollar value	$15,098,450	$13,830,550	$44,577,857	$39,602,577
Merchant bankcard transaction volume	165,796	153,053	476,084	431,369
B2B Payments:
Revenue	$4,868	$4,181	$16,088	$11,722
Operating expenses	4,651	4,210	14,799	12,139
Operating income (loss)	$217	$(29)	$1,289	$(417)
Operating margin	4.5%	(0.7)%	8.0%	(3.6)%
Depreciation and amortization	$295	$73	$441	$220
Key indicators:
Merchant bankcard processing dollar value	$116,348	$87,116	$380,217	$226,056
Merchant bankcard transaction volume	63	55	239	143
Enterprise Payments:
Revenue	$21,657	$3,624	$57,641	$4,982
Operating expenses	12,345	2,395	38,137	3,418
Operating income	$9,312	$1,229	$19,504	$1,564
Operating margin	43.0%	33.9%	33.8%	31.4%
Depreciation and amortization	$6,203	$939	$18,599	$939
Key indicators:
Merchant bankcard processing dollar value	$585,382	$23	$1,189,034	$23
Merchant bankcard transaction volume	808	—	2,023	—
Average billed clients	387,384	342,789	363,993	342,789

Operating income of reportable segments	$22,976	$15,847	$60,721	$43,527
Less: Corporate expense	(8,896)	(7,597)	(22,755)	(23,345)
Consolidated operating income	$14,080	$8,250	$37,966	$20,182
Corporate depreciation and amortization	$279	$269	$791	$834
Key indicators:
Merchant bankcard processing dollar value	$15,800,180	$13,917,689	$46,147,108	$39,828,656
Merchant bankcard transaction volume	166,667	153,108	478,346	431,512
Average billed clients	387,384	342,789	363,993	342,789